Exhibit 99


                           Wright Medical Group, Inc.
             Reports Results for First Quarter Ended March 31, 2006

    ARLINGTON, Tenn.--(BUSINESS WIRE)--April 26, 2006--

               First Quarter Sales and Adjusted Earnings
                    Exceed Company's Outlook Range

    Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its first quarter ended March 31, 2006.
    Net sales totaled $86.3 million during the first quarter ended March 31, 2006, representing a 4% increase over net sales of $82.6 million during the first quarter of 2005. Excluding the impact of foreign currency, net sales increased 7% during the first quarter. Net income for the first quarter of 2006 totaled $2.3 million or $0.07 per diluted share, including the after-tax effect of approximately $3.4 million of non-cash stock-based compensation related to FASB Statement No. 123R. Excluding stock-based compensation, net income, as adjusted, totaled $5.1 million, or $0.14 per diluted share, for the first quarter of 2006. Net income for the first quarter of 2005 totaled $7.3 million, or $0.21 per diluted share. A reconciliation of GAAP to "as adjusted" results is included in the attached financial tables.
    F. Barry Bays, Executive Chairman of the Board of Directors commented, "We are very pleased with the results of our first quarter relative to our established goals of restoring the predictability of our business model and returning the Company to its stated long-term financial performance objectives by the end of this year. During the first quarter, both our net sales and adjusted earnings performances exceeded the upper ends of their respective communicated outlook ranges. At the same time, consistent with our plan to further develop the capabilities of our business during 2006, we continued to make steady progress with our geographic market expansion initiatives and with our domestic field sales force specialization efforts. Although we expect and demand better performance from our business over the long run, the first quarter provided a solid start to a year where improving operations and positioning the Company for future growth are our top priorities."
    Gary D. Henley, recently-appointed President and Chief Executive Officer commented, "Wright's fundamental business platform is well-developed and offers both the capability and scalability needed to support future growth initiatives while also enabling future operating leverage. Throughout 2006, we will remain focused on creating opportunities for future sales growth acceleration, improving the overall operating efficiency and cost-effectiveness of our existing business platform and positioning the business for a return to its stated long-term financial objectives of low- to mid-teens annualized sales growth accompanied by improving operating profitability as we exit 2006 and begin 2007."

    Sales Review

    Globally, the Company experienced growth across all of its major product lines during the first quarter of 2006. Specifically, global net sales of the Company's extremity, hip, knee and biologics product lines increased by 16%, 4%, 2% and 1%, respectively, during the first quarter of 2006 when compared to the first quarter of 2005.
    Domestic sales totaled $53.5 million during the first quarter of 2006, representing an increase of 7% compared to prior year. First quarter domestic sales of the Company's extremity, hip, knee and biologics product lines reflected growth of 15%, 13%, 2% and 1%, respectively.
    International sales, as reported, were $32.8 million for both the first quarter of 2006 and the first quarter of 2005. The Company's international sales results included an unfavorable foreign currency impact totaling approximately $2.1 million during the first quarter of 2006. Excluding the impact of foreign currency, international sales increased by 6% during the first quarter of 2006.

    Outlook

    The Company's earnings targets, as communicated in the guidance ranges stated below for the full year 2006 and the second quarter of 2006, exclude the effect of possible future acquisitions, other material future business developments, and the impact of expensing non-cash stock-based compensation pursuant to FASB Statement No. 123R.
    The Company has increased the lower end of its previously-communicated sales target for the full year 2006 for a revised target range of $334 million to $340 million, representing an annual growth objective of approximately 5% to 7%, and has upwardly revised its previously-communicated earnings per share outlook, for a revised target range of $0.56 to $0.61 per diluted share for 2006, as adjusted. The Company continues to anticipate a return to its targeted financial profile of low- to mid-teens annualized sales growth accompanied by improving operating profitability by the fourth quarter of 2006.
    The Company's anticipated targets for the second quarter of 2006 for net sales are in the range of $84.5 million to $86.5 million, representing a sales growth objective of 2% to 5% for the quarter, with earnings per share results ranging from $0.11 to $0.13 per diluted share, as adjusted.
    As noted above, the Company's financial targets exclude the impact of non-cash stock-based compensation charges associated with FASB Statement No. 123R. While the amount of such non-cash charges will vary depending upon a number of factors, both within and beyond the Company's control, the Company currently estimates that the after-tax impact of stock-based compensation will range from $0.34 to $0.36 per diluted share for the full year 2006 and $0.09 to $0.10 per diluted share for the second quarter of 2006.
    The Company's anticipated targets for net sales and earnings per share are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Conference Call

    As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-289-0533 (domestic) or 913-981-5525
(international). To access a simultaneous webcast of the conference call via the internet, go to the "Corporate - Investor Information" section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 7:30 p.m. (Central Time) today and continuing until 12:00 a.m. (Central
Time) on May 3, 2006. To hear this replay, dial 888-203-1112 (domestic) or 719-457-0820 (international) and enter the registration number 2368422. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the "Corporate - Investor Information - Audio Archives" section of the Company's website located at www.wmt.com.
    The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release or otherwise available in the "Corporate - Investor Information - Supplemental Financial Information" section of the Company's website located at www.wmt.com.
    The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Non-GAAP Financial Measures

    The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, gross profit, as adjusted, operating income, as adjusted, net income, as adjusted and net income, as adjusted, per diluted share. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

    Safe-Harbor Statement

    This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company's filings with the Securities and Exchange Commission (including the Company's annual report on Form 10-K for the year ended December 31, 2005 under the heading, "Risk Factors"), which could cause the Company's actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.

    Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.

    -- Tables Follow --



                      Wright Medical Group, Inc.
            Condensed Consolidated Statements of Operations
           (in thousands, except per share data--unaudited)


                                            Three Months Ended
                                      -------------------------------
                                      March 31, 2006    March 31, 2005
                                      --------------    -------------

Net sales                                 $  86,256       $   82,601
Cost of sales                                23,393           22,788
                                      --------------    -------------
     Gross profit                            62,863           59,813

Operating expenses:
  Selling, general and administrative        49,486           41,869
  Research and development                    7,343            4,897
  Amortization of intangible assets           1,146            1,059
                                      --------------    -------------
     Total operating expenses                57,975           47,825
                                      --------------    -------------
     Operating income                         4,888           11,988
Interest expense, net                          (250)              90
Other expense, net                              124              174
                                      --------------    -------------
     Income before income taxes               5,014           11,724
Provision for income taxes                    2,705            4,455
                                      --------------    -------------
     Net income                           $   2,309       $    7,269
                                      ==============    =============

Net income per share, basic               $    0.07       $     0.21
                                      ==============    =============
Net income per share, diluted             $    0.07       $     0.21
                                      ==============    =============
Weighted-average number of common
 shares outstanding, basic                   34,198           33,875
                                      ==============    =============
Weighted-average number of common
 shares outstanding, diluted                 35,177           35,201
                                      ==============    =============






                      Wright Medical Group, Inc.
                      Consolidated Sales Analysis
                   (dollars in thousands--unaudited)


                                     Three Months Ended
                          --------------------------------------
                             March 31,    March 31,
                                2006         2005        %change
                          ------------- ------------ -----------
Geographic
----------
Domestic                      $ 53,457    $  49,762         7.4%
International                   32,799       32,839        (0.1%)
                          ------------- ------------ -----------
Total net sales               $ 86,256    $  82,601         4.4%
                          ============= ============ ===========

Product Line
------------
Hip products                  $ 30,380    $  29,170         4.1%
Knee products                   25,273       24,806         1.9%
Biologics products              15,636       15,413         1.4%
Extremity products              11,420        9,847        16.0%
Other                            3,547        3,365         5.4%
                          ------------- ------------ -----------
Total net sales               $ 86,256    $  82,601         4.4%
                          ============= ============ ===========







                      Wright Medical Group, Inc.
          Reconciliation of Net Sales to Net Sales Excluding
                    the Impact of Foreign Currency
                   (dollars in thousands--unaudited)


                                           Three Months Ended
                                             March 31, 2006

                                    International          Total
                                      Net Sales          Net Sales
                                  -----------------  -----------------

Net sales, as reported                     $32,799            $86,256
Currency impact as compared to
 prior period                                2,139              2,139
                                  -----------------  -----------------
Net sales, excluding the impact
 of foreign currency                       $34,938            $88,395
                                  =================  =================






                      Wright Medical Group, Inc.
           Reconciliation of Non-GAAP Results of Operations
           (in thousands, except per share data--unaudited)


                     Three Months Ended         Three Months Ended
                       March 31, 2006             March 31, 2005
                --------------------------- --------------------------
                         Non-GAAP                   Non-GAAP
                   As     Adjust-    As       As     Adjust-    As
                Reported  ments(a) Adjusted Reported ments(a) Adjusted
                -------- --------- -------- -------- -------- --------

Net sales       $86,256  $    -    $86,256  $82,601  $   -    $82,601
Cost of sales    23,393     (66)(b) 23,327   22,788    (11)(b) 22,777
                -------- -------   -------- -------- ------   --------
 Gross profit    62,863      66     62,929   59,813     11     59,824

Operating
expenses:
 Selling,
  general and
  administrative 49,486  (2,733)(b) 46,753   41,869   (201)(b) 41,668
 Research and
  development     7,343    (577)(b)  6,766    4,897      -      4,897
 Amortization of
  intangible
  assets          1,146       -      1,146    1,059      -      1,059
                -------- -------   -------- -------- ------   --------
 Total
  operating
  expenses       57,975  (3,310)    54,665   47,825   (201)    47,624
                -------- -------   -------- -------- ------   --------

 Operating
  income          4,888   3,376      8,264   11,988    212     12,200

Interest (income)
 expense, net      (250)      -       (250)      90      -         90
Other expense
 (income), net      124       -        124      174      -        174
                -------- -------   -------- -------- ------   --------
 Income before
  income taxes    5,014   3,376      8,390   11,724    212     11,936

Provision for
 income taxes     2,705     620(c)   3,325    4,455     84(c)   4,539
                -------- -------   -------- -------- ------   --------

 Net income     $ 2,309  $2,756    $ 5,065  $ 7,269  $ 128    $ 7,397
                ======== =======   ======== ======== ======   ========

Net income per
 share, basic   $  0.07  $ 0.08    $  0.15  $  0.21  $0.01    $  0.22
                ======== =======   ======== ======== ======   ========

Net income per
 share, diluted $  0.07  $ 0.07    $  0.14  $  0.21  $0.00    $  0.21
                ======== =======   ======== ======== ======   ========

Weighted-average
 number of
 common shares
 outstanding,
 basic           34,198       -     34,198   33,875      -     33,875
                ======== =======   ======== ======== ======   ========

Weighted-average
 number of
 common shares
 outstanding,
 diluted         35,177     (24)    35,153   35,201      -     35,201
                ======== =======   ======== ======== ======   ========

(a) These Non-GAAP adjustments reconcile the Company's GAAP results of operations to its as adjusted results of operations.

(b) These adjustments reflect non-cash stock based compensation.

(c) These adjustments reflect the tax impact of the above noted non-GAAP adjustments.






                      Wright Medical Group, Inc.
                 Condensed Consolidated Balance Sheets
                   (dollars in thousands--unaudited)


                                                   March 31,  Dec. 31,
                                                      2006      2005
                                                   --------- ---------

Assets
Current assets:
  Cash and cash equivalents                        $ 59,986  $ 51,277
  Marketable securities                              24,100    25,000
  Accounts receivable, net                           64,236    61,729
  Inventories                                        85,908    82,381
  Prepaid expenses and other current assets          34,794    39,994
                                                   --------- ---------
     Total current assets                           269,024   260,381
                                                   --------- ---------

Property, plant and equipment, net                   83,162    81,206
Intangible assets, net                               19,752    20,553
Other assets                                         11,089     9,670
                                                   --------- ---------
   Total assets                                    $383,027  $371,810
                                                   ========= =========

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                                 $ 14,859  $ 13,572
  Accrued expenses and other current liabilities     47,920    45,055
  Current portion of long-term obligations            5,246     5,628
                                                   --------- ---------
     Total current liabilities                       68,025    64,255
                                                   --------- ---------
Long-term obligations                                 1,331     1,728
Other liabilities                                    13,967    13,819
                                                   --------- ---------
   Total liabilities                                 83,323    79,802
                                                   --------- ---------

Stockholders' equity                                299,704   292,008
                                                   --------- ---------
   Total liabilities and stockholders' equity      $383,027  $371,810
                                                   ========= =========




    CONTACT: Wright Medical Group, Inc.
             John K. Bakewell, 901-867-4527